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                                                                EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement, dated as of November 25, 1996 (the "Agreement"), is by and among Pure World, Inc., a Delaware corporation ("Seller") and USAA Real Estate Company, a Delaware corporation ("Purchaser").

                                    RECITALS:

      WHEREAS, Seller is the beneficial and record owner of 907,000 issued and outstanding Shares of Beneficial Interest, par value $0.10 per share (the "Shares"), of American Industrial Properties REIT, a Texas real estate investment trust (the "Company"); and

      WHEREAS, Seller and the Company have been engaged in proxy contests, other disputes, and a lawsuit styled American Industrial Properties REIT v. Pure World, Inc., et. al., No. 3:96-CV- 0068-H, in the United States District Court for the Northern District of Texas (the "Lawsuit"); and

      WHEREAS, Seller and the Company have reached an agreement to resolve their disputes and the Lawsuit (the "Settlement"), and the Company has required as a condition to the Settlement that Seller sell its Shares to Purchaser for such consideration and on other terms and conditions as to which Seller and Purchaser may agree; and

      WHEREAS, after arms'-length negotiations between Seller and Purchaser, or their respective representatives, in which the Company did not participate, Seller desires to sell to Purchaser and Purchaser desires to receive from Seller the Shares for the consideration and upon the terms and conditions set forth herein.

                               A G R E E M E N T:

      NOW, THEREFORE, in consideration of the premises and covenants contained herein, Seller and Purchaser agree as follows:

      1.    Purchase and Sale of Shares.

            1.1 Purchase and Sale. Upon the terms and subject to the conditions contained in this Agreement, Seller shall sell, transfer, assign and deliver to Purchaser the Shares at the Closing, and Purchaser shall pay and deliver to Seller the purchase price referred to below in Section 1.2. The Closing shall be held at the offices of Andrews & Kurth L.L.P., 4200 Texas Commerce Tower, Houston, Texas 77002 at 10:00 a.m., local time, on the third business day following satisfaction of the conditions to Purchaser's obligations set forth in
Section 5.1.

            1.2 Purchase Price. The consideration to be delivered to Seller as payment for the Shares shall be $2.75 per Share (the "Purchase Price").
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            1.3 Delivery of Shares. Seller agrees to deliver to Purchaser at the
Closing the certificate or certificates representing the Shares together with the duly executed stock power attached hereto as Exhibit A.

            1.4 Payment of Purchase Price. Purchaser shall pay the Purchase Price for the Shares at the Closing to Seller by wire transfer of immediately available funds to an account designated by Seller.

      2. Representations and Warranties of Seller. Seller represents and warrants to and agrees with Purchaser as follows:

            2.1 Authorization of Transaction. Seller has full right, power and authority (i) to execute and deliver this Agreement, (ii) to sell, assign, transfer and deliver the Shares to be sold by Seller hereunder, and (iii) to perform its obligations hereunder. Seller has taken all corporate action, and has obtained all consents, approvals, authorizations and orders, required for it to execute, deliver and perform this Agreement. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms.

            2.2 Noncontravention. The execution and delivery of this Agreement, the sale of the Shares to be sold by Seller hereunder and the consummation of the transactions contemplated hereby, will not (i) violate any statute, regulation, injunction, judgment, order, decree, ruling or other restriction of any government, governmental agency or court having jurisdiction over Seller,
(ii) conflict with, result in a breach or violation of any of the terms or provisions of or constitute a default under any agreement, contract, lease, license, instrument or other arrangement to which Seller is a party or by which Seller or any of its assets is bound, or (iii) result in a violation of the provisions of the Certificate of Incorporation or Bylaws of Seller. Seller is not a party to any shareholder, voting trust or similar agreement relating to the Shares or any agreement which may affect the transfer of the Shares. Except for this Agreement, there is no option, warrant, call or other right or other agreement, arrangement or commitment obligating Seller to transfer or sell the Shares.

            2.3 Ownership. Seller holds of record and beneficially owns (as such term is defined under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, "beneficially owns" or "beneficial ownership") the Shares, free and clear of any restrictions on transfer, security interests, options, warrants, purchase rights, equities, claims, liens, encumbrances, pledges and demands. Seller does not beneficially own any other securities of the Company or any rights or options to acquire such beneficial ownership, and none of the Shares were acquired after November 8, 1996.

            2.4 Transfer of Title. Upon the delivery of the Shares and payment therefor pursuant hereto, good and marketable title to such Shares, free and clear of all adverse claims, liens, encumbrances, equities or other claims, will pass to Purchaser.


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            2.5 Professional and Consulting Fees. Neither the Company (except in connection with the Settlement) nor Purchaser will directly or indirectly incur any liability or expense as a result of undertakings or agreements of Seller for accounting, consulting or legal fees, brokerage or finder's fees or agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby or thereby.

            2.6 Litigation. As of the date hereof, except for the Lawsuit there are no actions, suits, arbitrations or proceedings pending or, to the best of Seller's knowledge, threatened, before any court or governmental or regulatory authority or body to which Seller is or will be a party challenging or affecting Seller's right or ability to execute or deliver this Agreement or to consummate the sale of the Shares as contemplated by this Agreement.

            2.7 Acknowledgment. Seller acknowledges that (i) the foregoing representations and warranties shall survive the Closing and (ii) Purchaser is making no representations or warranties other than those expressly set forth in
Section 3.

      3. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

            3.1 Authorization of Transaction. Purchaser has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

            3.2 Noncontravention. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not (i) violate any statute, regulation, injunction, judgment, order, decree, ruling or other restriction of any government, governmental agency or court having jurisdiction over Purchaser, (ii) conflict with, result in a breach or violation of any of the terms or provisions of, constitute a default under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which Purchaser or any of its assets is bound, or (iii) result in a violation of the provisions of the organizational documents of Purchaser.

            3.3 Sophisticated Purchaser. Purchaser is a sophisticated investor and has had the opportunity to make such investigation as it deems necessary to purchase the Shares. Purchaser acknowledges that Seller is making no representations or warranties other than those expressly set forth in Section 2.


      4. Covenants of Seller.

            4.1 Standstill Agreement. During the period beginning from the date hereof and continuing to and including the date that is the earlier of (a) 5 years after the date hereof, (b) such


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time as Purchaser no longer owns at least 2% of the capital stock of the Company or (c) the date on which either Purchaser or Seller delivers written notice to the other that the stock purchase contemplated by this Agreement will not be consummated because of the non-occurrence of a condition precedent to the obligations of the party giving notice, Seller agrees that neither Seller nor any affiliate of Seller or nor any entity owned or controlled by them or under common ownership or control with any of them will (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any securities or properties of the Company,
(ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote (including by the execution of actions by written consent) or seek to advise, encourage or influence any person or entity with respect to the voting of any securities of the Company, (iii) form, join or in any way participate in any "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any securities of the Company, (iv) otherwise act, alone or in concert with others, to seek to control or influence the management, board of trust managers or policies of the Company, (v) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals (as described in the Securities Exchange Act of 1934) seeking to acquire or affect control of the Company, or (vi) acquire any interest in any claims, mortgages, notes or any other legal or financial obligations of the Company.

      5. Conditions to Obligations of Purchaser. The obligations of Purchaser to purchase the Shares at the Closing shall be subject to the satisfaction of the following conditions unless waived by Purchaser:

            5.1 Settlement of Litigation. Any and all claims and litigation currently pending or subsequently filed prior to the Closing, either in their own name or in a derivative action, including without limitation the Lawsuit, among either (i) the Company and the Seller or (ii) the Company and any other beneficial owner of shares of capital stock of the Company, shall have been settled and a binding order of the court or such other governmental regulatory body or agency shall have been entered by December 31, 1996, so that no such claims shall be pending as of the Closing.

            5.2 Compliance by Seller. Purchaser shall be satisfied as to (i) the accuracy of the representations and warranties of Seller at and as of the Closing and (ii) the performance by Seller of all its obligations hereunder to be performed at or prior to the Closing.

      6. Conditions to Obligations of Seller. The obligations of Seller to sell the Shares at the Closing shall be subject to the satisfaction of the following condition unless waived by Seller:

            6.1 Settlement of Litigation. Any and all claims and litigation between the Company and Seller, including without limitation the Lawsuit, shall have been settled and a binding order of the court or such other governmental regulatory body or agency shall have been entered by December 31, 1996, so that no such claims shall be pending as of the Closing.


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      7. Indemnification.

            7.1 Indemnification by Seller. Seller shall indemnify and hold harmless Purchaser and its successors and assigns from and against any losses, damages or expenses (including reasonable attorney's fees and expenses, such as expert and accounting fees, and interest accrued on all such indemnified amounts, computed at ten percent per annum) which are caused by or arise out of
(a) any breach or default in the performance by Seller of any covenant or agreement of Seller contained in this Agreement, (b) any breach of warranty by Seller or inaccurate or erroneous representation made by such Seller herein or in any other instrument delivered by or on behalf of such Seller pursuant hereto or (c) any and all actions, suits, proceedings, claims, demands or judgments incident to or alleged to be incident to any of the foregoing.

            7.2 Indemnification by Purchaser. Purchaser shall indemnify and hold harmless the Seller and its successors and assigns from and against any losses, damages or expenses (including reasonable attorney's fees and expenses, such as expert and accounting fees, and interest accrued on all such indemnified amounts, computed at ten percent per annum) caused by or arising out of (a) any breach or default in the performance by Purchaser of any covenant or agreement of Purchaser contained in this Agreement, (b) any breach of warranty by Purchaser or inaccurate or erroneous representation made by Purchaser herein or in any other instrument delivered by or on behalf of Purchaser pursuant hereto or (c) any and all actions, suits, proceedings, claims, demands or judgments incident to or alleged to be incident to any of the foregoing.

            7.3 Procedure. In the event that, from and after the Closing, a third party asserts any claim against Purchaser or Seller, as the case may be, with respect to any matter which is covered by the indemnities contained in this Agreement, the party against whom the claim is asserted (the "Indemnitee"), shall give prompt written notice to the other party (the "Indemnitor"), and the Indemnitor shall have the right, at its election, to take over the defense or settlement of such claim at its own expense by giving prompt written notice to the Indemnitee; provided, however, that (a) the Indemnitee shall at all times have the right, at its option and expense, to participate fully therein and (b) if the Indemnitor does not give such notice and does not proceed diligently to defend the claim within 30 days after receipt of such notice of the claim, the Indemnitee shall have the right, but not the obligation, to undertake the defense of any such claim for the account of and at the risk of the Indemnitor and the Indemnitor shall be bound by any defense or settlement that the Indemnitee, may make as to such claim. The parties shall cooperate in defending any such third party's claim, and the defending party shall have reasonable access to the books and records and personnel in the possession or control of the other party that are pertinent to the defense. The parties agree that the Indemnitee may join the Indemnitor in any action, claim or proceeding brought by a third party, as to which any right of indemnity granted to the Indemnitee pursuant to this Agreement would or might apply, for the purpose of enforcing such right of indemnity.


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      8. Miscellaneous.

            8.1 Notices. All notices or other communications given or made hereunder shall be in writing and shall be deemed to be duly given when received if delivered in person or by telex, facsimile, telegram or cable or mailed by registered or certified mail, return receipt requested, postage prepaid to any party at the address and to the addressee for such party set forth on the signature page of this Agreement or such other address or addressee as the party to whom notice is to be given furnishes in writing to the other party in the manner set forth above.

            8.2 Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, between the parties hereto with respect to such transactions.

            8.3 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws (and not the law of conflicts) of the State of Texas applicable to contracts made and performed in the State of Texas.

            8.4 Headings. The section, paragraph and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

            8.5 Assignment. Neither this Agreement nor any interest herein or right or obligation hereunder may be assigned by Purchaser or Seller in any manner, by operation of law or otherwise, without the prior written consent of the other party hereto except that Purchaser may assign this Agreement without Seller's consent to any person (except the Company) which is wholly owned or controlled, directly or indirectly, by Purchaser, if that person agrees in writing to be bound by all of Purchaser's obligations hereunder; provided, however, that no assignment of any kind shall release Purchaser from any liabilities or obligations hereunder.

            8.6 Successors Bound. Subject to the provisions of Section 8.5, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            8.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or the application thereof to any person or under any circumstances, shall be invalid or unenforceable to any extent under applicable law, and the extent of such invalidity or unenforceability does not destroy the basis for the bargain between the parties as expressed herein, then such provision shall be deemed severed from this Agreement with respect to such person or such circumstance, without invalidating the remainder of this Agreement or the application of such provision to other persons or circumstances, and a new provision shall be automatically substituted


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in lieu of the provision so severed which new provision shall be as similar in terms to the invalid or unenforceable provision as may be possible.

            8.8 Remedies. Seller acknowledges that Purchaser would not have an adequate remedy at law for money damages in the event that Section 4.1 were not performed in accordance with its terms and therefore agree that Purchaser shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of, Section 4.1 hereof, in addition to any other remedy or relief available at law or in equity.

            8.9 Expenses. Seller and Buyer shall each pay their own expenses (including, without limitation, counsel and accounting fees and expenses) incident to the preparation and carrying out of this Agreement and the sale of the Shares contemplated hereby.

            8.10 Amendment. This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

            8.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.


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      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

PURCHASER                                 SELLER

USAA Real Estate Company                  Pure World, Inc.


By:________________________________        By:_____________________________
    Name: T. Patrick Duncan                      Name: Paul O. Koether
    Title: Senior Vice President - Operations    Title: Chairman

Address: 8000 Robert F. McDermott Freeway  Address: P.O. Box 97,
         IH-10 West, Suite 600                      Far Hills, NJ 07931
         San Antonio, Texas 78230

Fax: (210) 498-6214                        Fax: (908) 766-4160


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                                    EXHIBIT A

                                   STOCK POWER


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ____________________, the Shares of Beneficial Interest, par value $0.10 per share, of American Industrial Properties REIT (the "Company") represented by Certificate No. ___ registered on the books of said Company, and does hereby irrevocably constitute and appoint ________________________ as attorney to transfer the foregoing on the books of said Company, with full power of substitution in the premises, hereby ratifying and confirming all that said attorney shall lawfully do by virtue hereof. Dated: _________________, 1996.

                                          __________________________________*


Witness:
                                        By:________________________________
________________________________        Name:
                                        Title:

* The signature to this assignment must correspond with the name as written on the face of the certificate in every particular without alteration or enlargement or any change whatever.


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